Exhibit 99.1

CalAmp Reports Fourth Quarter and Fiscal Year 2019 Financial Results

Fiscal 2019 consolidated revenue of $363.8 million

Fiscal 2019 SaaS revenue of $76.4 million, up 20% year-over-year

Worldwide subscriber base exceeds one million with recent acquisitions

IRVINE, CA, April 30, 2019 -- CalAmp (Nasdaq: CAMP), a telematics solutions pioneer leading transformation in a global connected economy, today reported its financial results for the fourth quarter and fiscal year ended February 28, 2019.

“While we are disappointed by our fourth quarter revenue coming in below guidance, we remain on track in our transformation to a SaaS solutions provider with 20% organic revenue growth for the year,” said Michael Burdiek, President and Chief Executive Officer. “Organic growth initiatives, in addition to our three recent acquisitions, put us on course to record $30 million a quarter in Software and Subscription Services recurring revenue by the second half of our current fiscal year, supported by a base of more than one million subscribers worldwide.”

Fourth Quarter and Fiscal 2019 Financial Highlights

•	Consolidated revenue for the fourth quarter was $84.4 million, down 11% year-over-year due to lingering supply chain challenges coupled with a decline in Telematics Systems product sales.
•

Software and Subscriptions Services revenue for the fourth quarter was $19.0 million or 23% of consolidated revenue. Revenue growth was 18% year-over-year driven by our Fleet management and LoJack subscription services.

•

Telematics Systems revenue for the fourth quarter was $65.4 million, down 17% year-over-year, principally due to a decline in MRM Telematics and legacy LoJack SVR (“Stolen Vehicle Recovery”) product sales.

•	Worldwide subscribers increased to over one million with the recent acquisitions of Tracker Network (UK) (“Tracker”), Car Track (“LoJack Mexico”) and Synovia Solutions.
•	International revenue for fiscal 2019 was $95.3 million, representing 26% of consolidated revenue.
•

GAAP net income for the fourth quarter was $11.3 million or $0.33 per diluted share principally due to the reversal of a contingent reserve on the Omega patent infringement claim, offset by a restructuring charge for severance and employee related costs.

•	Adjusted basis net income for the fourth quarter was $9.4 million or $0.28 per diluted share.
•	Operating cash flow for fiscal 2019 was $47.7 million, with Adjusted EBITDA of $48.2 million and Adjusted EBITDA margin of 13%.

Business Highlights

•

We announced a partnership with Pioneer Electronics (USA) to introduce rDrive, a connected car subscription service available to millions of existing vehicle owners, which combines our cloud-based services platform with intuitive smartphone applications and LTE wireless network connectivity.

•

On February 25, 2019, we acquired Tracker, a market leader in telematics services across the U. K. We expect this acquisition will accelerate our European expansion by leveraging our integrated portfolio of telematics devices, cloud and software services to develop advanced connected car subscription services targeting enterprise customers.

•

Effective March 19, 2019, we acquired LoJack Mexico, the exclusive licensee of LoJack technology for the Mexican market, which will leverage our full stack of telematics and software-as-a-service (“SaaS”) solutions to expand product offerings to an existing and untapped subscriber base throughout Mexico.

CalAmp Reports Fourth Quarter and Fiscal Year 2019 Financial Results

•

On April 12, 2019, we acquired Synovia Solutions, a market leader in the K-12 school bus and municipal government fleet management solutions market with more than 100,000 subscribers and more than 1,000,000 registered users for its Here Comes The Bus application.

•

On April 8, 2019, we received a favorable ruling from the Court of Appeals for the Federal Circuit which vacated the compensatory and enhanced damages, and attorneys’ fees awarded in the Omega patent infringement matter. The Federal Circuit also set aside the verdict indicating that CalAmp’s alleged infringement was willful and remanded the case for a new trial.

•	During the fourth quarter of fiscal 2019, we repurchased $10.0 million of our common stock under a $20.0 million share repurchase program authorized by our Board of Directors on December 10, 2018.
•

We received $18.3 million of net proceeds in fiscal 2019 from a legal settlement with a former LoJack supplier. The final payment related to this settlement was received in February 2019, thereby completing all outstanding items for this matter.

Summary Financial Information:
(In thousands except per share amounts)
	Three Months Ended		Year Ended
	February 28,		February 28,
Description	2019	2018	2019	2018
Revenues:
Telematics Systems	$65,366	$78,285	$287,370	$302,126
Software & Subscription Services (1)	19,014	16,110	76,430	63,786
	$84,380	$94,395	$363,800	$365,912
Gross margin	40%	41%	41%	41%
Net income (loss)	$11,263	$(4,767)	$18,398	$16,617
Net income (loss) per diluted share	$0.33	$(0.13)	$0.52	$0.46
Non-GAAP measures:
Adjusted basis net income	$9,441	$10,949	$39,808	$42,161
Adjusted basis net income per diluted share	$0.28	$0.30	$1.13	$1.17
Adjusted EBITDA	$10,926	$13,062	$48,215	$52,382
Adjusted EBITDA margin	13%	14%	13%	14%

(1) SaaS revenue for the three months ended February 28, 2019 includes an immaterial amount of revenue from the acquisition of Tracker effective February 25, 2019.

	As of February 28,
Description	2019	2018
Cash and marketable securities	$274,012	$156,003
Working capital	319,905	180,356
Deferred revenue	51,370	34,520
Convertible senior notes (carrying value)	275,905	154,299

Fiscal 2020 First Quarter Business Outlook
(In thousands except per share amounts)
	Range
Description	Low	High

GAAP financial information:
Revenues	$84,500	$89,500
Net loss per diluted share	$(0.37)	$(0.31)

Non-GAAP financial information:
Adjusted EBITDA	$6,500	$9,500
Adjusted basis net income per diluted share	$0.06	$0.12

CalAmp Reports Fourth Quarter and Fiscal Year 2019 Financial Results

Full Year Fiscal 2020 Outlook

For fiscal 2020 as a whole, we expect Software and Subscription Services revenue to increase to approximately $120.0 million and represent more than 30% of consolidated revenue. We expect Telematics Systems revenue to decline between $25 and $30 million, due primarily to product revenue lost in consolidation with the acquisition of three former customers as well as the transition of certain MRM product lines to a subscription based revenue recognition model. Also included in this outlook is the ongoing secular decline in legacy product revenue. Additionally, we expect our Adjusted EBITDA in fiscal 2020 to be greater than the Adjusted EBITDA recorded in Fiscal 2019.

Conference Call and Webcast

We are hosting a conference call for analysts and investors to discuss our fourth quarter and fiscal year 2019 results and outlook for our first quarter of fiscal 2020 at 1:30 p.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 30 days after the call. The conference call can also be accessed by dialing 855-302-8830 (+1-330-871-6073 for international callers) and using the Conference ID#4492058. Following the call, an audio replay will also be available by calling 855-859-2056 or +1-404-537-3406 and entering the Conference ID#4492058. The audio replay will be available through May 8, 2019.

About CalAmp

CalAmp (Nasdaq: CAMP) is a telematics solutions pioneer leading transformation in a global connected economy. We help reinvent businesses and improve lives around the globe with technology solutions that streamline complex IoT deployments and bring intelligence to the edge.  Our software applications, scalable cloud services, and intelligent devices collect and assess critical data from mobile and fixed assets for enterprises and consumers. We call this The New How, powering autonomous IoT interaction, facilitating efficient decision making, optimizing resource utilization, and improving road safety. We are headquartered in Irvine, California and have been publicly traded since 1983. LoJack is a brand of CalAmp and a leader in stolen vehicle recovery and innovative automotive services. For more information, visit calamp.com, or LinkedIn, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; competitive pressures; pricing declines; rates of growth in our target markets; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; cost-containment measures; legislative, trade and regulatory actions; unexpected charges or expenses in connection with recent acquisitions; unexpected difficulties in integrating and realizing the expected benefits of the acquisitions; the impact of legal proceedings and compliance risks; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation

CalAmp Reports Fourth Quarter and Fiscal Year 2019 Financial Results

expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. Our filings with the U.S. Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations, and financial condition.  We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

“GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain from legal settlement and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted basis net income excludes the impact of intangible assets amortization expense, stock-based compensation, non-cash interest from amortization of debt discount, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain on legal settlement and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this announcement.  We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Management does not believe that these items are reflective of our underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate our results of ongoing operations and enable more meaningful period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. We have not included a quantitative reconciliation of our quarterly financial guidance for Adjusted EBITDA and Adjusted basis net income per diluted share to revenues and net income (loss) per share, respectively, as the GAAP measures that we exclude from our non-GAAP financial information are difficult to reliably provide at this time without unreasonable effort.

CalAmp and LoJack and the related logos are among the trademarks of CalAmp Corp. and/or its affiliates in the United States, certain other countries, and/or the European Union. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT NMN ADVISORS:
Kurtis Binder	Nicole Noutsios
EVP & CFO	(510) 315-1003
ir@calamp.com	nicole@nmnadvisors.com

CalAmp Reports Fourth Quarter and Fiscal Year 2019 Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	February 28,		February 28,
	2019	2018	2019	2018

Revenues	$84,380	$94,395	$363,800	$365,912
Cost of revenues	50,909	55,973	216,036	215,022
Gross profit	33,471	38,422	147,764	150,890
Operating expenses:
Research and development	6,279	6,908	27,656	25,761
Selling and marketing	12,126	11,929	49,892	50,096
General and administrative	(6,076)	13,930	31,070	52,089
Restructuring	2,819	-	8,015	-
Intangible asset amortization	2,902	3,711	11,436	14,989
	18,050	36,478	128,069	142,935
Operating income	15,421	1,944	19,695	7,955
Non-operating income (expense):
Investment income	2,000	908	5,258	2,256
Interest expense	(5,160)	(2,622)	(16,726)	(10,280)
Gain on legal settlement	2,500	-	18,333	28,333
Loss on extinguishment of debt	-	-	(2,033)	-
Other income (expense)	49	3	(672)	445
	(611)	(1,711)	4,160	20,754
Income before income taxes and impairment loss and equity in net loss of affiliate	14,810	233	23,855	28,709
Income tax provision (benefit)	1,826	(4,711)	1,330	(10,681)
Income (loss) before impairment loss and equity in net loss of affiliate	16,636	(4,478)	25,185	18,028
Impairment loss and equity in net loss of affiliate	(5,373)	(289)	(6,787)	(1,411)
Net income (loss)	$11,263	$(4,767)	$18,398	$16,617
Earnings (loss) per share:
Basic	$0.33	$(0.13)	$0.53	$0.47
Diluted	$0.33	$(0.13)	$0.52	$0.46

Shares used in computing earnings
(loss) per share:
Basic	33,727	35,388	34,589	35,250
Diluted	34,087	35,388	35,294	36,139

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CalAmp Reports Fourth Quarter and Fiscal Year 2019 Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	February 28,
	2019	2018
Assets

Current assets:
Cash and cash equivalents	$256,500	$132,603
Short-term marketable securities	17,512	23,400
Accounts receivable, net	78,079	71,580
Inventories	32,033	36,302
Prepaid expenses and other current assets	19,373	12,000
Total current assets	403,497	275,885

Property and equipment, net	27,023	21,262
Deferred income tax assets	22,626	31,581
Goodwill	80,805	72,980
Other intangible assets, net	47,165	52,456
Other assets	22,510	18,829

	$603,626	$472,993

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$39,898	$35,478
Accrued payroll and employee benefits	8,808	10,606
Deferred revenue	24,264	17,757
Other current liabilities	10,622	31,688
Total current liabilities	83,592	95,529

Convertible senior unsecured notes	275,905	154,299
Other non-current liabilities	38,476	24,249

Stockholders' equity:

Common stock	336	357
Additional paid-in capital	208,205	218,217
Accumulated deficit	(2,227)	(19,459)
Accumulated other comprehensive loss	(661)	(199)
Total stockholders' equity	205,653	198,916
	$603,626	$472,993

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CalAmp Reports Fourth Quarter and Fiscal Year 2019 Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Amounts in thousands)
(Unaudited)

	Year Ended
	February 28
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,398	$16,617
Depreciation	8,580	7,968
Intangible assets amortization expense	11,436	14,989
Stock-based compensation expense	11,029	9,298
Amortization of convertible debt issue costs and discount	11,492	7,472
Loss on extinguishment of debt	2,033	-
Tax benefits on vested and exercised equity awards	758	937
Deferred tax assets, net	(1,244)	6,372
Unrealized foreign currency transaction gains (loss)	404	(524)
Impairment loss and equity in net loss of affiliate	6,787	1,411
Other	366	8
Changes in operating assets and liabilities	(22,299)	2,346
NET CASH PROVIDED BY OPERATING ACTIVITIES	47,740	66,894

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	56,358	22,382
Purchases of marketable securities	(50,364)	(38,077)
Capital expenditures	(12,007)	(8,339)
Acquisition, net of cash acquired	(13,031)	-
Advances to affiliate	(2,631)	(2,281)
Other	(110)	(136)
NET CASH USED IN INVESTING ACTIVITIES	(21,785)	(26,451)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of 2025 Convertible Notes	230,000	-
Payment of debt issuance costs of 2025 Convertible Notes	(7,305)	-
Purchase of capped call on 2025 Convertible Notes	(21,160)	-
Repurchase of 2020 Convertible Notes	(53,683)	-
Proceeds from unwind of note hedges and warrants on 2020 Convertible Notes	3,122	-
Taxes paid related to net share settlement of vested equity awards	(3,603)	(2,594)
Proceeds from exercise of stock options	124	330
Repurchases of common stock	(49,000)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	98,495	(2,264)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	(553)	718
Net change in cash and cash equivalents	123,897	38,897
Cash and cash equivalents at beginning of period	132,603	93,706

Cash and cash equivalents at end of period	$256,500	$132,603

CalAmp Reports Fourth Quarter and Fiscal Year 2019 Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization and stock-based compensation, gain on legal settlement and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of GAAP basis net income (loss) to Adjusted basis (non-GAAP) net income is as follows (in thousands except per share amounts):

	Three Months Ended		Year Ended
	February 28,		February 28,
	2019	2018	2019	2018
GAAP basis net income (loss)	$11,263	$(4,767)	$18,398	$16,617

Intangible assets amortization expense	2,902	3,711	11,436	14,989
Stock-based compensation expense	2,941	2,634	11,029	9,298
Non-cash interest expense from amortization of debt discount	3,182	1,703	10,406	6,627
GAAP basis income tax provision (benefit)	(1,826)	4,711	(1,330)	10,681
Impairment loss and equity in net loss of affiliate	5,373	289	6,787	1,411
Acquisition and integration related expenses	935	-	935	-
Loss on extinguishment of debt	-	-	2,033	-
Realized gain on investment of equity securities	-	-	629	-
Gain on legal settlement	(2,500)	-	(18,333)	(28,333)
Non-recurring legal expenses, net of reversal of litigation provision	(16,273)	2,349	(11,020)	10,738
Restructuring	2,819	-	8,015	-
Other	103	494	901	1,008
Adjusted basis income before income taxes	8,919	11,124	39,886	43,036
Income tax provision (non-GAAP basis) (a)	522	(175)	(78)	(875)
Adjusted basis net income	$9,441	$10,949	$39,808	$42,161

Adjusted basis net income per diluted share	$0.28	$0.30	$1.13	$1.17

Weighted average common shares outstanding on diluted basis	34,087	36,370	35,294	36,139

(a) The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.

CalAmp Reports Fourth Quarter and Fiscal Year 2019 Financial Results

The reconciliation of GAAP-basis net income (loss) to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Year Ended
	February 28,		February 28,
	2019	2018	2019	2018

GAAP basis net income (loss)	$11,263	$(4,767)	$18,398	$16,617

Investment income	(2,000)	(908)	(5,258)	(2,256)
Interest expense	5,160	2,622	16,726	10,280
Income tax provision (benefit)	(1,826)	4,711	(1,330)	10,681
Depreciation and amortization	4,880	5,726	20,016	22,957
Stock-based compensation	2,941	2,634	11,029	9,298
Impairment loss and equity in net loss of affiliate	5,373	289	6,787	1,411
Loss on extinguishment of debt	-	-	2,033	-
Acquisition and integration related expenses	935	-	935	-
Non-recurring legal expenses, net of reversal of litigation provision	(16,273)	2,349	(11,020)	10,738
Gain on legal settlement	(2,500)	-	(18,333)	(28,333)
Restructuring	2,819	-	8,015	-
Other	154	406	217	989

Adjusted EBITDA	$10,926	$13,062	$48,215	$52,382

Revenue	$84,380	$94,395	$363,800	$365,912

Adjusted EBITDA margin	13%	14%	13%	14%